Exhibit 99.1

For media inquiries:	For investor relations inquiries:
Meredith J. Ching	Suzy P. Hollinger
808.525.6669	808.525.8422
mching@abinc.com	shollinger@abinc.com

ALEXANDER & BALDWIN’S BOARD OF DIRECTORS APPROVES SEPARATION OF TRANSPORTATION AND LAND BUSINESSES

Separation and Share Distribution Expected on June 29, 2012

Company Names Post-Separation Directors

HONOLULU — (June 8, 2012) — Alexander & Baldwin Holdings, Inc. (NYSE: ALEX) (the “Company”), successor by merger to Alexander & Baldwin, Inc., today announced that its board of directors has unanimously approved the separation of the Company’s transportation and land businesses into two publicly traded companies, subject to the satisfaction of certain customary conditions.

“With the major milestones relating to the completion of the separation now behind us, the board has unanimously approved the separation of Alexander & Baldwin’s transportation and land businesses,” said Walter A. Dods, Jr., chairman of Alexander & Baldwin Holdings, Inc. “The separation will enhance the creation of long-term shareholder value for each of these businesses by enabling both companies to focus on their respective strategies.  The board’s actions reflect our confidence that this separation will create two strong, publicly traded companies for the State of Hawaii.”

Following the separation, the transportation business (ocean transportation and logistics) will be operated under the name “Matson, Inc.” (“Matson”), and will trade on the New York Stock Exchange under the ticker symbol “MATX.” The land business (real estate and agriculture) will be operated under the name “Alexander & Baldwin, Inc.” (“New A&B”), and will trade on the New York Stock Exchange under the ticker symbol “ALEX.”

The Company will complete the separation by distributing to all persons who are shareholders of record of the Company as of 5:00 p.m., Eastern Daylight Time, on June 18, 2012 (the “Record Date”), one share of New A&B common stock for every one share of Company stock owned as of the Record Date.  The distribution will be effective at 4:00 p.m. Eastern Daylight Time, on June 29, 2012 (the “Distribution Date”).  The first day of “regular way” trading of the stock of each separate company is expected to be Monday, July 2, 2012.

Additional Details of the Separation

•                  The Company will distribute to its shareholders all of the issued and outstanding shares of New A&B by means of a pro-rata share dividend.  The distribution will not be taxable to U.S. shareholders for U.S. federal income tax purposes. The distribution of New A&B shares will be made in book-entry form and no action or payment by shareholders is required to receive New A&B shares.  No physical share certificates of New A&B will be issued at the time of separation.

•                  Existing shares of Company stock will continue to trade “regular way” on the New York Stock Exchange under the symbol ALEX through the Distribution Date.  However, beginning on or about June 14, 2012, and continuing through the Distribution Date, the public can also begin to trade in the stock of Matson (called “ex-distribution” trading). This stock will be traded under the ticker symbol “MATX WI.”  Similarly, beginning on or about June 14, 2012, and continuing through the Distribution Date, the public can also begin to trade in the stock of New A&B (called “when-issued” trading).  This stock will be traded under the ticker symbol “ALEX WI.”

•                  Any holders of Company stock who sell their shares “regular way” on or before the Distribution Date will also be selling their right to receive shares of New A&B stock in the separation.  Any person who purchases Company stock in the “ex-distribution” market under the ticker symbol “MATX WI” on or before the Distribution Date will receive shares of Matson without the right to receive shares of New A&B stock in the separation.  Any holders of Company stock who sell their Company shares “ex-distribution” on or before the Distribution Date will retain their right to receive shares of New A&B common stock in the separation.

•                  The separation remains conditioned on the Registration Statement on Form 10, initially filed by A & B II, Inc. on April 2, 2012, being declared effective by the U.S. Securities and Exchange Commission (“SEC”), which is expected to occur on or about June 11, 2012, as well as authorization by the New York Stock Exchange and other conditions described in the Form 10.

•                  Prior to the distribution, the Company will mail an information statement to all shareholders entitled to receive the distribution of shares of New A&B common stock. The information statement will describe New A&B and other details regarding the distribution.

Shareholder Rights Plans

The Company’s board has adopted a shareholder rights plan (“Plan”), which has a term of one year that is designed to deter opportunistic actions that could deprive the Company’s shareholders from realizing the full and fair value on their investment.  The Plan is also designed to promote fair and equal treatment of the Company’s shareholders in connection with any initiative to acquire control of the Company.  The Plan is not intended to prevent any offers or transactions that the board deems to be in the best interest of the Company’s shareholders.  The Plan was adopted following evaluation and consultation with the Company’s outside advisors and is similar to plans adopted by other publicly traded companies.  The full text of the shareholder rights plan will be filed with the SEC.

A similar shareholder rights plan was adopted for New A&B.  The full text of the New A&B Plan will be filed with the SEC.

Boards of Directors

The Company also announced that it has named the members of the board of directors for Matson and New A&B, effective on June 26, 2012.  The Company had previously announced that Walter A. Dods, Jr. would chair the Matson board of directors, and Stanley M. Kuriyama, currently the Company’s president and chief executive officer, would chair the New A&B board of directors.  Jeffrey N. Watanabe has been appointed the lead independent director for the New A&B board of directors.

“The two separate companies will each benefit from strong, experienced boards of directors with deep ties to the community,” said Dods.  “All of A&B’s current directors will continue to serve on one or both of the boards, and they will be joined by new directors with additional qualifications and capabilities.  Both boards are well-positioned to support the initiatives and business strategies of the two separate companies and are dedicated to increasing value for all shareholders.”

Matson’s Board of Directors

•                  Walter A. Dods, Jr., currently the Company’s chairman of the board and retired chairman and chief executive officer of BancWest and First Hawaiian Bank

•                  W. Blake Baird, chairman of the board and chief executive officer of Terreno Realty Corporation (NYSE: TRNO)

•                  Michael J. Chun, president of Kamehameha Schools Kapalama Campus

•                  Matthew J. Cox, currently president of Matson Navigation Company, Inc.

•                  Admiral Thomas B. Fargo, U.S. Navy (retired), chairman of the board of Huntington Ingalls Industries (NYSE: HII)

•                  Constance H. Lau, president and chief executive officer of Hawaiian Electric Industries, Inc. (NYSE: HE)

•                  Jeffrey N. Watanabe, chairman of the board of Hawaiian Electric Industries, Inc. (NYSE: HE) and retired founder of Watanabe Ing LLP, a limited liability law partnership

Dods, Baird, Chun, Fargo, Lau and Watanabe currently serve on the Company’s board; Cox is newly appointed.

New A&B Board of Directors

•                  Stanley M. Kuriyama, currently the Company’s president & chief executive officer

•                  W. Allen Doane, retired chairman of the board and chief executive officer of the Company

•                  Walter A. Dods, Jr., currently the Company’s chairman of the board and retired chairman and chief executive officer of BancWest and First Hawaiian Bank

•                  Robert S. Harrison, president and chief executive officer of First Hawaiian Bank

•                  Charles G. King, president of King Auto Center

•                  Douglas M. Pasquale, director of Ventas, Inc. (NYSE: VTR) and retired chairman of the board and chief executive officer of National Health Properties, Inc. (NYSE: NHP)

•                  Michele K. Saito, president of Farmers Insurance Hawaii

•                  Jeffrey N. Watanabe, chairman of the board of Hawaiian Electric Industries, Inc. (NYSE: HE) and retired founder of Watanabe Ing LLP, a limited liability law partnership

•                  Eric K. Yeaman, president and chief executive officer of Hawaiian Telcom (NASDAQ: HCOM)

Kuriyama, Dods, Doane, King, Pasquale and Watanabe currently serve on the Company’s board.  Harrison, Saito and Yeaman are newly appointed to the New A&B board.

About the New Directors

Matthew J. Cox (51) — Mr. Cox currently serves as president of Matson Navigation Company and upon separation will also become its chief executive officer.  He joined Matson in June 2001 as senior vice president and chief financial officer, and was appointed president of Matson in October 2008.  Prior to joining Matson, Cox worked in the transportation industry for 15 years, 12 of which were spent at American President Lines, Ltd.  From 1999 to 2001, he held executive posts at Distribution Dynamics, Inc., and was the company’s executive vice president and chief operating officer at the time he joined Matson.  Cox earned a bachelor of science degree in accounting and finance from the University of California, Berkeley and is a certified public accountant (not in public practice) and a graduate of the Harvard Business School - Advanced Management Program.

Cox serves on the board of The Standard Club, a mutual association of ship owners that insures ship owners, operators and charterers for their liabilities to third parties arising out of ship operations.  He is also a director of Children’s Hospital and Research Center Oakland and a former director of The Pacific Maritime Association.

Robert S. Harrison (51) — Mr. Harrison was appointed president and chief executive officer of First Hawaiian Bank, the state’s largest bank, in December 2011, and has 23 years of experience in the banking industry.  Prior to assuming his current role, Harrison worked in several branch and business banking positions at First Hawaiian Bank since 1996, most recently serving as its president and chief operating officer.

Harrison currently serves on the boards of Aloha Harvest, Blood Bank of Hawaii, Chaminade University, Hawaii Business Roundtable, Hawaii Community Foundation, Hawaii Medical Service Association, Japan America Society of Hawaii, Maryknoll School and Roman Catholic Diocese of Honolulu.

Harrison has an MBA from Cornell University’s Johnson Graduate School of Management, and graduated from the University of California, Los Angeles, with a bachelor of science in applied mathematics.

Michele K. Saito (52) — Ms. Saito currently serves as the president of Farmers Insurance Hawaii, overseeing 300 employees statewide.  She is responsible for the day-to-day operations of the Farmers Insurance Hawaii Family of Companies, which includes Farmers Insurance Hawaii, Hawaii Insurance Consultants, American Pacific Insurance Company, Human Resources Solutions and 50th State Risk Management Services.

Ms. Saito also serves on the boards of Hawaii Pacific University, the University of Hawaii Alumni Association, Hawaii Medical Services Association, Child and Family Services, and numerous other community organizations.

Saito earned a bachelor of business administration in accounting from the University of Hawaii at Manoa, and is a certified public accountant (not in public practice) in the State of Hawaii.

Eric K. Yeaman (44) — Mr. Yeaman has served as the president and chief executive officer of Hawaiian Telcom, the state’s leading communications provider, since June 2008.  Prior to joining Hawaiian Telcom, Yeaman was the senior executive vice president and chief operating officer of Hawaiian Electric Company, Inc. (HECO), and financial vice president and chief financial officer of Hawaiian Electric Industries, HECO’s parent company.  From 2000 to 2003, he was the chief operating and financial officer for Kamehameha Schools.

Yeaman serves on the boards of Queen’s Health Systems (currently chairman of the board), Bishop Museum, Hawaii Community Foundation, Hawaii Business Roundtable, The Nature Conservancy of Hawaii, Kamehameha Schools Audit Committee, Aloha Council Boy Scouts of America and the Harold K.L. Castle Foundation.  He is also a director of the United States Telecom Association.

Mr. Yeaman earned his bachelor of business administration degree in accounting from the University of Hawaii at Manoa and is a certified public accountant (not in public practice) in the State of Hawaii.

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About Alexander & Baldwin Holdings, Inc.

Alexander & Baldwin Holdings, Inc., successor by merger to Alexander & Baldwin, Inc., is headquartered in Honolulu, Hawaii.  A&B is engaged in ocean transportation and logistics services through its subsidiaries, Matson Navigation Company, Inc. and Matson Logistics, Inc.; in real estate through A&B Properties, Inc.; and in agribusiness through Hawaiian Commercial & Sugar Company. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.  These forward-looking statements are not guarantees of future performance.  This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.